UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2014

STRATUS MEDIA GROUP, INC.

NEVADA	000-24477	86-0776876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Century Park East, 6th Floor

Los Angeles, California 90067

(Address of principal executive offices)

(805) 884-9977

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement

On February 4, 2014, the Company issued a Convertible Promissory Note to Sol J. Barer, Ph.D., in the principal amount of $150,000 (the “Note”). Dr. Barer is the Company’s Chairman of the Board. The Note is for a term of twelve months. The Note bears interest at the rate of 7% per annum with accrued interest due on the maturity date. The Note is secured by the assets of the Company. Upon the closing of a financing of at least $7,000,000 (a “Qualified Financing”) on or before the applicable maturity date, the Note, together with accrued interest, will be converted into securities issued in the Qualified Financing at a conversion price equal to 50% of the purchase price per share or unit of the securities. Alternatively, if at the time of the Qualified Financing, the 50% conversion discount is greater than $0.04, then Dr. Barer may elect to convert the Note and any accrued interest into the Company’s Common Stock at $0.04 per share. At the time of a Qualified Financing, the Company will issue warrants to Dr. Barer to purchase shares of the Company’s common stock at a rate equal to 150% of the warrant coverage offered to investors in a Qualified Financing.

The foregoing summary of the terms of the Note is subject to, and qualified in its entirety by, the Note attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the discussion in Item 1.01 above with respect to the obligation of the Company pursuant to the Note.

Item 3.02	Unregistered Sales of Equity Securities

As stated in Item 1.01 above, which information is hereby incorporated herein by this reference, effective as of February 4, 2014, the Company sold the Note to Dr. Barer. The Company received proceeds of $150,000 under the Note.

The Note was not registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemption from registration contained in Section 4(2) of the Act. The Note and the shares of Common Stock issuable upon the conversion of the Note may not be reoffered or sold in the United States by the holder in the absence of an effective registration statement or exemption from the registration requirements of the Act.

The Company intends to use the proceeds from the sale of the Note for working capital and general corporate purposes.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 5, 2014, Rex Bright was elected by the Company’s board of directors (the “Board”) as a new director. Mr. Bright has also been appointed to serve on the Company’s Audit Committee. Mr. Bright has been granted options to purchase 1,650,000 shares of the Company’s Common Stock at an exercise price of $0.03 per share, 25% vesting immediately with the remaining grant vesting in equal tranches quarterly over three years. Mr. Bright will also receive an annual grant of options equal to 0.15% of the Company’s shares outstanding at the time of grant vesting quarterly. Mr. Bright will be paid an annual cash stipend of $42,500 paid quarterly which includes $7,500 for his service on the Audit Committee.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	Convertible Note Issued to Sol J. Barer, Ph.D

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATUS MEDIA GROUP, INC.

Dated: February 6, 2014	By:	/s/ Jerold Rubinstein
Jerold Rubinstein, Chief Executive Officer (principal executive officer)

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Exhibit Index

Exhibit No.	Description

4.1	Convertible Note issued to Sol J. Barer, Ph.D

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